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                                                                      EXHIBIT 21


                            HERBALIFE INTERNATIONAL, INC.

                              SUBSIDIARIES OF REGISTRANT


Registrant has thirty-nine active wholly-owned subsidiaries which are:

     1.  Herbalife International of America, Inc., a California corporation.

     2.  Herbalife of Canada, Ltd., a Canadian corporation formed in July,
         1982.

     3. Herbalife Australasia Pty., Ltd., an Australian corporation formed in November, 1982.

     4. Herbalife (U.K.) Limited, a United Kingdom corporation formed in March, 1983.

     5. Herbalife International of Hong Kong Limited, a Hong Kong Corporation formed in September, 1983.

     6. Herbalife International de Espana, S.A., a Spanish Corporation formed in June, 1988.

     7. Herbalife (N.Z.) Limited, A New Zealand corporation formed in November, 1988.

     8. Herbalife Internacional de Mexico, S.A. de C.V., a Mexican corporation formed in May, 1989.

     9. Herbalife International France, S.A., a French corporation formed in May, 1990.

    10. Herbalife International Deutschland GmbH, a German corporation formed in November, 1990.

    11. Herbalife International of Israel (1990) Ltd., an Israeli corporation formed in January, 1991.

    12. Herbalife Products de Mexico, S.A. de C.V., a Mexican corporation formed in June, 1992.

    13.  Herbalife Italia S.p.A., an Italian corporation formed in July, 1992.

    14. Herbalife International, S.A., a Portuguese corporation formed in August, 1992.

    15. Herbalife International of Japan, K.K., a Japanese corporation formed in December, 1992.

    16. Herbalife International FSC, Inc., a U.S. Virgin Islands corporation formed in December, 1992.

    17. Herbalife International Netherlands, B.V., a Netherlands corporation formed in March, 1993.

    18. Herbalife International Belgium, S.A./N.V., a Belgian corporation formed in September, 1993.

    19. Herbalife Dominicana, S.A., a Dominican Republic corporation formed in September, 1993.

    20. Vida Herbal Suplementos Alimenticios, C.A., a Venezuelan corporation formed in September, 1993.

    21.  Herbalife Polska Sp.zo.o, a Polish corporation formed in October,
         1993.

    22. Herbalife International Argentina, S.A., an Argentinean corporation formed in December, 1993.

    23.  Herbalife Denmark ApS, a Danish corporation formed in December, 1993.

    24.  Promotions One, Inc., a California corporation formed in December,
         1993.

    25. Herbalife International of Europe, Inc., a California corporation formed in January, 1994.

    26. Herbalife International of South America, a California corporation formed in February, 1994.

    27. Herbalife International Distribution, Inc., a California corporation formed in March, 1994.

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    28.  Herbalife International Holdings, Inc., a Filipino corporation formed in July, 1994.

    29. Herbalife International Philippines, Inc., a Filipino corporation formed in July, 1994.

    30. Herbalife Sweden Aktiebolag, a Swedish corporation formed in October, 1994.

    31. Herbalife International Do Brasil Ltda. , a Brazilian corporation formed in October, 1994.

    32.  Herbalife International Communications, Inc., formed in November 1994.

    33. Herbalife International Finland OY c/o Hanes, a Finnish corporation formed in June, 1995.

    34. Herbalife International Russia 1995 Ltd., a Israeli corporation formed in June, 1995.

    35. Herbalife South Africa, Ltd., a South African corporation formed in June, 1995.

    36.  Herbalife Taiwan, Inc., a Taiwanese corporation formed in June, 1995.

    37. Herbalife Norway Products A/S, a Norwegian corporation formed in August, 1995.

    38. Herbalife International Greece S.A., a Greek corporation formed in May, 1995.

    39. Herbalife Korea Co., Ltd., a South Korean corporation formed in February, 1994.